Exhibit 15.1

Ernst & Young Accountants LLP Cross Towers, Antonio Vivaldistraat 150 1083 HP Amsterdam, Netherlands Postbus 7883 1008 AB Amsterdam, Netherlands	Tel: +31 88 407 10 00 Fax: +31 88 407 10 05 ey.com

To the audit committee of

ING Groep N.V.

Attn. Mr. Hamers

Bijlmerplein 888

1102 MG AMSTERDAM

Amsterdam, 29 February 2016	EGJA-A7LLCQ/ys

Dear Mr. Hamers,

We hereby authorize you to include the enclosed auditor’s report on the consolidated financial statements of ING Groep N.V. for the year ended 31 December 2015 and the enclosed auditor’s report on ING Groep N.V.’s internal control over financial reporting as of 31 December 2015 both to be included in ING Groep N.V.’s 2015 Form 20-F to be filed with the Securities and Exchange Commission in the United States. Furthermore we attach our consent to be included in the Form 20-F. We also authorize you to include the enclosed Auditor’s Report on ING Groep N.V.’s internal control over financial reporting in the Annual report of ING Groep N.V.

The conditions governing this authorization are described in the enclosed information sheet Publication of auditor’s report. We also enclose a copy of 2015 Form 20-F initialed by us for identification purposes.

Yours sincerely,

Ernst & Young Accountants LLP

M.A. van Loo

Enclosures:

Report of independent registered public accounting firm on the consolidated financial statements (for inclusion in Form 20-F)

Report of independent registered public accounting firm on internal control over financial reporting (for inclusion in Form 20-F)

Consent of independent registered public accounting firm (for inclusion in Form 20-F)

Report of independent registered public accounting firm on internal control over financial reporting (for inclusion in Annual Report)

Information sheet on publication of auditor’s report

Form 20-F initialed for identification purposes

Ernst & Young Accountants LLP is a limited liability partnership incorporated under the laws of England and Wales and registered with Companies House under number OC335594. The term partner in relation to Ernst & Young Accountants LLP is used to refer to (the representative of) a member of Ernst & Young Accountants LLP. Ernst & Young Accountants LLP has its registered office at 6 More London Place, London, SE1 2DA, United Kingdom, its principal place of business at Boompjes 258, 3011 XZ Rotterdam, the Netherlands and is registered with the Chamber of Commerce Rotterdam number 24432944. Our services are subject to general terms and conditions, which contain a limitation of liability clause.

Ernst & Young Accountants LLP Cross Towers, Antonio Vivaldistraat 150 1083 HP Amsterdam, Netherlands Postbus 7883 1008 AB Amsterdam, Netherlands	Tel: +31 88 407 10 00 Fax: +31 88 407 10 05 ey.com

Report of independent registered public accounting firm

To:	the shareholders, the supervisory board and the executive board of ING Groep N.V.

We have audited the accompanying consolidated balance sheets of ING Groep N.V., as of 31 December 2015 and 2014, and the related consolidated profit and loss accounts, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of changes in equity for each of the three years in the period ended 31 December 2015. These financial statements are the responsibility of ING Group N.V.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING Groep N.V. at 31 December 2015 and 2014, and the consolidated results of its operations, and its cash flows for each of the three years in the period ended 31 December 2015, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), ING Groep N.V.’s internal control over financial reporting as of 31 December 2015, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated 29 February 2016 expressed an adverse opinion thereon.

Amsterdam, 29 February 2016

Ernst & Young Accountants LLP, Netherlands

Ernst & Young Accountants LLP is a limited liability partnership incorporated under the laws of England and Wales and registered with Companies House under number OC335594. The term partner in relation to Ernst & Young Accountants LLP is used to refer to (the representative of) a member of Ernst & Young Accountants LLP. Ernst & Young Accountants LLP has its registered office at 6 More London Place, London, SE1 2DA, United Kingdom, its principal place of business at Boompjes 258, 3011 XZ Rotterdam, the Netherlands and is registered with the Chamber of Commerce Rotterdam number 24432944. Our services are subject to general terms and conditions, which contain a limitation of liability clause.

Ernst & Young Accountants LLP Cross Towers, Antonio Vivaldistraat 150 1083 HP Amsterdam, Netherlands Postbus 7883 1008 AB Amsterdam, Netherlands	Tel: +31 88 407 10 00 Fax: +31 88 407 10 05 ey.com

Report of independent registered public accounting firm

To:	the shareholders, the supervisory board and executive board of ING Groep N.V.

We have audited ING Groep N.V.’s internal control over financial reporting as of 31 December 2015, based on criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework)(the COSO criteria). ING Groep N.V.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on ING Groep N.V.’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weakness has been identified and included in management’s assessment. Management has identified a material weakness in the Company’s controls related to the determination of specific accounting policies for material transactions with a high degree of accounting complexity, including divestitures.

Ernst & Young Accountants LLP is a limited liability partnership incorporated under the laws of England and Wales and registered with Companies House under number OC335594. The term partner in relation to Ernst & Young Accountants LLP is used to refer to (the representative of) a member of Ernst & Young Accountants LLP. Ernst & Young Accountants LLP has its registered office at 6 More London Place, London, SE1 2DA, United Kingdom, its principal place of business at Boompjes 258, 3011 XZ Rotterdam, the Netherlands and is registered with the Chamber of Commerce Rotterdam number 24432944. Our services are subject to general terms and conditions, which contain a limitation of liability clause.

In our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, ING Groep N.V. has not maintained effective internal control over financial reporting as of 31 December 2015, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of ING Groep N.V. as of 31 December 2015 and 2014, and the related consolidated profit and loss accounts, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of changes in equity for each of the three years in the period ended 31 December 2015. This material weakness was considered in determining the nature, timing and extent of audit tests applied in our audit of those financial statements, and this report does not affect our report dated 29 February 2016, which expressed an unqualified opinion on those financial statements.

Amsterdam, 29 February 2016

Ernst & Young Accountants LLP, Netherlands

Ernst & Young Accountants LLP Cross Towers, Antonio Vivaldistraat 150 1083 HP Amsterdam, Netherlands Postbus 7883 1008 AB Amsterdam, Netherlands	Tel: +31 88 407 10 00 Fax: +31 88 407 10 05 ey.com

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-92220, 333-81564, 333-108833, 333-125075, 333-137354, 333-149631, 333-158154, 333-158155, 333-165591, 333-168020, 333-172919, 333-172920 and 333-172921) of our reports dated 29 February 2016, with respect to the consolidated financial statements of ING Groep N.V., and the effectiveness of internal control over financial reporting of ING Groep N.V., included in this Annual Report (Form 20-F) for the year ended 31 December 2015.

Amsterdam, 29 February 2016

Ernst & Young Accountants LLP, Netherlands

Ernst & Young Accountants LLP is a limited liability partnership incorporated under the laws of England and Wales and registered with Companies House under number OC335594. The term partner in relation to Ernst & Young Accountants LLP is used to refer to (the representative of) a member of Ernst & Young Accountants LLP. Ernst & Young Accountants LLP has its registered office at 6 More London Place, London, SE1 2DA, United Kingdom, its principal place of business at Boompjes 258, 3011 XZ Rotterdam, the Netherlands and is registered with the Chamber of Commerce Rotterdam number 24432944. Our services are subject to general terms and conditions, which contain a limitation of liability clause.

Publication of Auditor’s Report

1	Conditions

Authorization to publish the auditor’s report is granted subject to the following conditions.

•	Further consultation with the auditor is essential if, after this authorization has been granted, facts and circumstances become known which materially affect the view given by the financial statements.

•	The authorization concerns inclusion of the auditor’s report in the annual report to be tabled at the Annual General Meeting (hereafter AGM) incorporating the financial statements as drawn up.

•	The authorization also concerns inclusion of the auditor’s report in the annual report to be filed with the Trade Registrar, provided consideration of the financial statements by the AGM does not result in any amendments.

•	Financial statements for filing at the offices of the Trade Registrar which have been abridged in accordance with Section 397 of Book 2 of the Netherlands Civil Code must be derived from the financial statements adopted by the AGM and a draft version of these financial statements for filing purposes must be submitted to us for inspection.

•	The auditor’s report can also be included if the financial statements are published electronically, such as on the Internet. In such cases, the full financial statements should be published and these should be easily distinguishable from other information provided electronically at the same time.

•	If the published financial statements are to be included in another document which is to be made public, authorization to include the auditor’s report must again be granted by the auditor.

2	Explanations to the conditions

2.1	Board of supervisory directors and board of executive directors

The auditor usually forwards his report to the board of supervisory directors and to the board of executive directors. This is pursuant to Book 2 of the Netherlands Civil Code, section 393 which stipulates inter alia: ‘The auditor sets out the outcome of his examination in a report’. ‘The auditor reports on his examination to the board of supervisory directors and the board of executive directors’.

2.2	Annual General Meeting (AGM)

Publication of the auditor’s report will only be permitted subject to the auditor’s express consent. Publication is understood to mean: making available for circulation among the public or to such group of persons as to make it tantamount to the public. Circulation among shareholders or members, as appropriate, also comes within the scope of the term ‘publication’, so that inclusion of the auditor’s report in the annual report to be tabled at the AGM similarly requires authorization by the auditor.

2.3	Auditor’s reports and financial statements

The authorization concerns publication in the annual report incorporating the financial statements that are the subject of the auditor’s report. This condition is based on the auditors’ rules of professional practice, which state that the auditor will not be allowed to authorize publication of his report except together with the financial statements to which this report refers.

The auditor will also at all times want to see the rest of the annual report, since the auditor is not allowed to authorize publication of his report if, owing to the contents of the documents jointly published, an incorrect impression is created as to the significance of the financial statements.

2.4	Events between the date of the auditor’s report and the AGM

Attention should be paid to the fact that between the date of the auditor’s report and the date of the meeting at which adoption, as appropriate, of the financial statements is considered, facts or circumstances may have occurred which materially affect the view given by the financial statements. Under COS 560, the auditor must perform audit procedures designed to obtain sufficient audit evidence to ensure that all events occurring before the date of the auditor’s report that warrant amendment of or disclosure in the financial statements have been identified.

If the auditor becomes aware of events that may be of material significance to the financial statements, the auditor must consider whether those events have been adequately recognized and sufficiently disclosed in the notes to the financial statements. If between the date of the auditor’s report and the date of publication of the financial statements, the auditor becomes aware of a fact that may have a material impact on the financial statements, the auditor must assess whether the financial statements should be amended, discuss the matter with management and act as circumstances dictate.

2.5	Trade Registrar

The financial statements are tabled at the AGM (legal entities coming within the scope of title 9 of Book 2 of the Netherlands Civil Code table the directors’ report and the other information as well). The AGM considers adoption of the financial statements. Only after the financial statements have been adopted, do they become the statutory (i.e. the company) financial statements. As a rule, the statutory financial statements will be adopted without amendment. The auditor’s report must be attached to the statutory financial statements as part of the other information. As a rule, the text of this report will be the same as that issued earlier. The documents to be made public by filing at the offices of the Trade Registrar will consist of the statutory financial statements, the directors’ report and the other information. The auditor’s report which refers to the unabridged financial statements will then have to be incorporated in the other information. If consideration of the financial statements by the AGM does not result in any amendments, the auditor’s report may be attached to the financial statements adopted, by the AGM and, provided the annual report and financial statements are filed promptly at the offices of the Trade Registrar, published as part of these annual report and financial statements.

2.6	Other manner of publication

The financial statements may also be published other than by filing at the offices of the Trade Registrar. In that event, too, inclusion of the auditor’s report is permitted, provided the financial statements are published in full. If publication concerns part of the financial statements or if the financial statements are published in abridged form, publication of any report the auditor has issued on such financial statements will be prohibited, unless:

a	he has come to the conclusion that, in the circumstances of the case, the document concerned is appropriate, or

b	based on legal regulations, publication of the document concerned is all that is required.

If less than the full financial statements are published, further consultation with the auditor is essential.

If the financial statements and the auditor’s report are published on the Internet, it should be ensured that the financial statements are easily distinguishable from other information contained on the Internet site. This can be achieved, for example, by including the financial statements as a separate file in a read-only format or by including a warning message when the reader exits the financial statements document.

2.7	Inclusion in another document

If the published financial statements are to be included in another document which is to be made public, this is considered a new publication and authorization must again be obtained from the auditor. An example of this situation is the publication of an offering circular which includes the financial statements, after these financial statements have been filed at the office of the Trade Registrar together with the other annual reports. For each new publication, authorization must again be obtained from the auditor.

2.8	Events after the AGM

Even if facts and circumstances have become known after the adoption of the financial statements as a result of which they no longer give the statutory true and fair view, the auditor must stand by the report issued on the financial statements as adopted and by the auditor’s report filed at the offices of the Trade Registrar. In that event, the legal entity is required to file a statement at the offices of the Trade Registrar on these facts and circumstances accompanied by an auditor’s report. In this situation, too, further consultation with the auditor is essential.